AGREEMENT OF ASSIGNMENT

     This Agreement Of Assignment (the "Agreement") is executed this 27th day of June 1990 between Kevin O. Shoemaker ("Shoemaker") and Antennas America, Inc., a Utah corporation ("AA").

                                  Recitals

     A. Shoemaker has developed, and continues to develop, various antennas and antenna systems and related products and improvements (the "Inventions") for various uses. Shoemaker has applied for letters patent covering certain of the Inventions and anticipates filing applications for letters patent for additional Inventions.

     B. Both upon the formation of Antennas Colorado, Inc., a Colorado corporation ("Antennas Colorado") , in September 1988, and upon consummation of the merger between AA and Antennas Colorado in April 1989, and at various other times both prior and subsequent thereto, Shoemaker has promised to assign to AA all of his right, title, and interest in any Inventions to AA in return for the receipt of stock of AA and other consideration.

     C. Pursuant to this Agreement, Shoemaker desires to assign to AA, and AA desires to receive from Shoemaker, all of Shoemaker's right, title, and interest to and in all Inventions. Shoemaker previously has executed one or more assignments covering a portion of the Inventions and it is anticipated that in the future he will execute a number of other assignments, in the form specified by the Company's patent counsel, covering part or all of the Inventions.
However, this Agreement is intended to document and confirm Shoemaker's assignment of the Inventions until patent counsel has prepared the forms of assignment that it deems appropriate.

                                  Agreement

     In consideration of securities of AA, other payments received from AA, the time, effort, and assets others have contributed to AA, and other good and valuable consideration, Shoemaker hereby agrees as follows:

     1. Shoemaker hereby assigns to AA, its legal representatives, and assigns, all of Shoemaker's interest in the Inventions, and any and all related products or improvements, and in any letters patent issued therefor in the United States or elsewhere, such interests to be held to the full end of the term for which letters patent or any reissues, renewals, or extensions thereof are or may be granted.

     2. Shoemaker further assigns to AA, its legal representatives, and assigns, all of Shoemaker's interest in any other inventions, products or improvements relating to the Inventions or parts thereof, except for any letters patent issued prior to April 1, 1989, and in any letters patent of the United States or elsewhere which have been or may be issued therefor, which Shoemaker now owns or may hereafter acquire.

     3. Shoemaker assigns to AA, its successors and assigns, all of Shoemaker's interest in any and all claims for damages and profits by reason of any past infringement of letters patent issued with respect to the Inventions and the right to sue therefor, such rights to be held to the full end of the term for which such letters patent or any reissues, renewals, or extensions thereof are or may be granted.

     4. Upon the request of AA, and at the expense of AA, Shoemaker agrees to perform all acts necessary to obtain patent protection for any Invention in the

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United States or elsewhere,  which patent protection shall be for the benefit of and accrue solely to AA. Upon the request of AA, Shoemaker will assign all his right, title and interest in such patent protection to AA.

     5. Shoemaker agrees to execute all other instruments or documents and to perform all acts that may be necessary to carry into full effect the matters contemplated by this Agreement.

     6. Shoemaker agrees that AA may file this Agreement with the United States Patent Office or any other office as evidence of the assignment of the Inventions contemplated by this Agreement.

      7. Shoemaker warrants and represents to AA as follows:

     (a) The Inventions, rights, patents, property and interests assigned by this Agreement are free of any and all liens, claims, security interests, and other encumbrances of any nature or kind;

            (b) Shoemaker has the right and power to make the assignments contemplated by this Agreement, and he has made no prior transfer, sale, or assignment of all or any part of the assigned rights, patents, property, or other interests to any person or entity other than AA;

            .(c) Shoemaker is the party named in any patent or application for letters patent concerning any of the Inventions, and is the party who made, or caused to be made, the application for the letters patent; and

            (d) Any patents issued with respect to the Inventions as of the date of this Agreement are valid, and in full force and effect as of the date of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.


                                          /s/ Kevin O. Shoemaker
                                          ----------------------
                                          Kevin O. Shoemaker

                                          ANTENNAS AMERICA, INC.

                                          By:  /s/ James H. Shook
                                               -------------------------
                                               James H. Shook, President

STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )

     On this 27th day of June, 1990, before me did Kevin O. Shoemaker personally appear and acknowledge the foregoing Agreement and instrument of assignment and the signing thereof to be a voluntary act and deed.

      My commission expires:  12/2/90

[Notarial Seal]

                                          /s/ Gloria A. Mowery
                                          --------------------
                                          Notary Public